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                                                                 EXHIBIT (A)(16)

                                INSTRUCTION FORM

INSTRUCTIONS TO FIRST CHICAGO TRUST COMPANY OF NEW YORK AS ADMINISTRATOR OF THE TURNER CORPORATION EMPLOYEE STOCK PURCHASE PLAN (THE "PLAN") IN RESPONSE TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING COMMON SHARES OF THE TURNER CORPORATION AT $28.625 NET PER SHARE BY BETA ACQUISITION CORP. (THE "OFFER")

                                                                     YOUR
SHARES:

THE FIRST CHICAGO TRUST COMPANY OF NEW YORK AS ADMINISTRATOR MAKES NO RECOMMENDATION AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES ALLOCATED TO YOUR ACCOUNT.

Please check ONE box below:

[ ]  YES, TENDER all of the Shares allocated to my account.

[ ] YES, TENDER only the number of the Shares allocated to my account, as indicated below:

              Number of Shares to be tendered (in whole numbers):
                                ---------------

[ ]  NO, DO NOT TENDER any Shares allocated to my account.

As a participant in The Turner Corporation Employee Stock Purchase Plan, I acknowledge receipt of the Offer to Purchase For Cash All Outstanding Common Stock of The Turner Corporation at $28.625 Net Per Common Share by Beta Acquisition Corp. I hereby direct First Chicago Trust Company of New York, as administrator of the Plan to tender or not to tender the Shares allocated to my account under the Plan as indicated above.

I understand that if I sign, date and return this Instruction Form but do not provide First Chicago Trust Company of New York, as administrator of the Plan with direction, First Chicago Trust Company of New York, as administrator of the Plan will treat this action as an instruction by me not to tender the Shares allocated to my account.

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Signature                                                    Date

Your instructions may be changed or revoked at any time up until the deadline by delivering a new Instruction Form to the tabulator.